Exhibit 99.2

Trend Sheet for GAAP Statement of Operations

(unaudited, in thousands, except per share data)

	Three Months Ended
	Apr 30, 2010	Jan 31, 2010	Oct 31, 2009	July 31, 2009	April 2009	Jan 31, 2009	Oct 31, 2008	July 31, 2008
Income Statement
Net revenues	$61,386	$68,652	$57,082	$57,611	$55,121	$59,349	$64,649	$65,393
Hardware revenues (2)	18,169	23,389	10,030	8,762	6,606	10,881	12,976	11,850
Cost of hardware revenues (3)	19,219	27,962	14,436	12,935	10,576	15,764	16,339	15,274
Service and Technology revenues	$43,217	$45,263	$47,052	$48,849	$48,515	$48,468	$51,673	$53,543
Service revenues	36,244	38,442	37,701	41,500	42,129	44,115	47,676	48,174
Technology revenues	6,973	6,821	9,351	7,349	6,386	4,353	3,997	5,369
Cost of service & technology revenues	$15,424	$15,310	$15,945	$15,693	$14,633	$13,920	$13,500	$14,369
Cost of service revenues (1)	10,403	10,876	10,021	9,831	10,150	11,180	10,984	11,245
Cost of technology revenues (1)	5,021	4,434	5,924	5,862	4,483	2,740	2,516	3,124
Gross margin of service & technology revenues	$27,793	$29,953	$31,107	$33,156	$33,882	$34,548	$38,173	$39,174
Operating expenses
Research and development (1)	$18,628	$18,245	$15,370	$14,358	$15,066	$15,459	$16,553	$15,323
Sales and marketing (1)	7,760	6,385	5,727	5,463	5,695	6,517	6,585	5,906
Sales and marketing, subscription acquisition costs	3,191	2,022	1,206	838	982	1,690	2,301	888
General and administrative (1)	11,697	10,167	11,165	11,227	12,242	11,382	10,344	10,869
Litigation proceeds	—	—	—	—	—	—	(87,811)	—
Interest and other income (expense)	$367	$422	$296	$214	$190	$145	$17,119	$327
Benefit (Provision) for income tax	(34)	1,035	24	(19)	(16)	1,840	(3,132)	(23)
Net income (loss)	(14,200)	(9,982)	(6,447)	(2,708)	(3,899)	(3,398)	100,825	3,068
Net income (loss) per basic common share	$(0.13)	$(0.09)	$(0.06)	$(0.03)	$(0.04)	$(0.03)	$1.00	$0.03
Net income (loss) per diluted common share	$(0.13)	$(0.09)	$(0.06)	$(0.03)	$(0.04)	$(0.03)	$0.98	$0.03
Weighted average common shares outstanding—basic	111,490	108,713	107,822	105,840	102,279	101,303	100,805	100,025
Weighted average common shares outstanding—diluted	111,490	108,713	107,822	105,840	102,279	101,303	102,570	102,217
Balance Sheet & Cash Flow
Cash & cash equivalents, and short-term investments	$255,476	$244,582	$245,036	$237,871	$215,177	$207,328	$204,718	$105,777
Net cash provided by (used in) operating activities (YTD)	(12,672)	9,580	12,276	9,874	5,462	105,705	105,183	10,158

(1) Includes Stock-based compensation expenses as follows:	$5,586	$6,151	$6,149	$5,984	$7,070	$5,999	$6,370	$5,574
Cost of services revenues	132	266	280	289	263	229	244	239
Cost of technology revenues	484	512	636	614	557	477	481	507
Research and development	1,786	2,152	2,001	1,960	2,491	2,235	2,448	2,140
Sales and marketing	817	668	664	550	685	557	656	336
General and administrative	2,367	2,553	2,568	2,571	3,074	2,501	2,541	2,352

(2)

The consolidated statement of operations included in this trend sheet have been amended to reflect increases in net hardware revenues to correct immaterial errors related to over payments of revenue share.

(3)

The consolidated statements of operations included in this trend sheet have been amended to reflect increases in cost of hardware revenues (for the quarter ended July 31, 2008) to correct immaterial errors related to royalty expenses.

Trend Sheet for Non-GAAP Key Financial Metrics(1)

(unaudited, in thousands except per share data)

	Three Months Ended
	Apr 30, 2010	Jan 31, 2010	Oct 31, 2009	July 31, 2009	April 2009	Jan 31, 2009	Oct 31, 2008	July 31, 2008
Reconciliation to EBITDA and Adjusted EBIDTA
Net income (loss) (2)	$(14,200)	$(9,982)	$(6,447)	$(2,708)	$(3,899)	$(3,398)	$100,825	$3,068
Add back:
Depreciation & amortization	2,221	2,301	2,249	2,300	2,310	2,314	2,399	2,498
Interest income & expense	(369)	(426)	(287)	(137)	(190)	(418)	(17,197)	(405)
Benefit (Provision) for income tax	34	(1,035)	(24)	19	16	(1,840)	3,132	23
EBITDA	$(12,314)	$(9,142)	$(4,509)	$(526)	$(1,763)	$(3,342)	$89,159	$5,184
Stock-based compensation	5,586	6,151	6,149	5,984	7,070	5,999	6,370	5,574
Adjusted EBITDA	$(6,728)	$(2,991)	$1,640	$5,458	$5,307	$2,657	$95,529	$10,758

Subscription Metrics
TiVo-Owned subscription gross additions	33	46	34	31	37	59	44	36
TiVo-Owned subscription cancellations	(84)	(118)	(79)	(73)	(67)	(63)	(72)	(78)
TiVo-Owned churn rate per month	-2.0%	-2.6%	-1.7%	-1.5%	-1.4%	-1.3%	-1.4%	-1.5%
TiVo-Owned net additions (losses)	(51)	(72)	(45)	(42)	(30)	(4)	(28)	(42)
TiVo-Owned cumulative subscriptions	1,414	1,465	1,537	1,582	1,624	1,654	1,658	1,686
% of TiVo-Owned cumulative subscriptions paying recurring fees	57%	58%	58%	59%	59%	59%	60%	60%
Fully amortized active lifetime subscriptions	282	279	237	219	215	225	236	194

MSOs/Broadcasters’ net additions (losses) (3)	(45)	(59)	(269)	(104)	(109)	(121)	(135)	(136)

Total subscription net additions (losses)	(96)	(131)	(314)	(146)	(139)	(125)	(163)	(178)
Total cumulative subscriptions	2,509	2,605	2,736	3,050	3,196	3,335	3,460	3,623

TiVo-Owned ARPU & Subscription Acquisition Costs
TiVo-Owned-related service revenues	32,484	34,252	35,808	37,185	37,607	38,978	41,904	42,393
TiVo-Owned average subscriptions	1,437	1,506	1,560	1,604	1,639	1,656	1,675	1,712
TiVo-Owned ARPU per month	$7.54	$7.58	$7.65	$7.73	$7.65	$7.85	$8.34	$8.25

TiVo-Owned total acquisition costs (Quarterly) (5)	5,520	7,349	5,599	5,094	4,919	6,550	5,903	4,722
TiVo-Owned subscription gross additions (Quarterly)	33	46	34	31	37	59	44	36
TiVo-Owned subscription acquisition costs (Quarterly) (5)	167	160	165	164	133	111	134	131

TiVo-Owned total acquisition costs (12 months ended) (5)	23,562	22,961	22,162	22,466	22,094	22,871	31,379	46,430
TiVo-Owned subscription gross additions (12 months ended)	144	148	161	171	176	187	237	262
TiVo-Owned subscription acquisition costs (12 months ended) (5)	164	155	138	131	126	122	132	177

MSOs/Broadcasters’ ARPU
MSOs/Broadcasters’-related service revenues (4)	3,760	4,190	1,893	4,315	4,522	5,137	5,772	5,781
MSOs/Broadcasters’ average subscriptions	1,120	1,165	1,378	1,521	1,625	1,743	1,868	2,009
MSOs/Broadcasters’ ARPU per month (4)	$1.12	$1.20	$0.46	$0.95	$0.93	$0.98	$1.03	$0.96

(1)	This presentation is not prepared under a comprehensive set of accounting rules or principles such as GAAP.
(2)

The consolidated statements of operations included in this trend sheet have been amended to reflect increases net hardware revenue to correct immaterial errors related to over payments of revenue share and an increase in cost of hardware revenues (for the quarter ended July 31, 2008) to correct immaterial errors related to royalty expenses.

(3)

MSOs/Broadcasters Subscription Net Additions/(Losses) in the third quarter ended October 31, 2009 would have been a loss of (123,000) subscriptions, excluding a one time reduction of 146,000 subscriptions associated with a subscription over-reporting error by DIRECTV.

(4)

MSOs/Broadcasters-related ARPU in the third quarter ended October 31, 2009 would have been approximately $0.88, but for the one time reduction of $1.8 million in MSOs/Broadcasters-related service revenues and the one time reduction of 146,000 subscriptions associated with the correction of a subscription over-reporting error by DIRECTV.

(5)

Total acquisition costs and subscription acquisition costs have been revised to reflect decreases in total acquisition costs, and subscription acquisition costs associated with immaterial errors related to over payments of revenue share during fiscal years 2010 and 2009.

EBITDA and Adjusted EBITDA Results. TiVo’s “EBITDA” means income before interest income and expense, provision for income taxes and depreciation and amortization. TiVo’s “Adjusted EBITDA” is EBITDA less expense for stock-based compensation. EBITDA and Adjusted EBITDA are not measures of financial performance under generally accepted accounting principles, which we refer to as GAAP. We have presented EBITDA and Adjusted EBITDA solely as supplemental disclosure because we believe they allow for a more complete analysis of our results of operations and we believe that EBITDA and Adjusted EBITDA are useful to investors because EBITDA and Adjusted EBITDA are commonly used to analyze companies on the basis of operating performance. In addition, because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, and the subjective assumptions involved in those determinations, we believe excluding stock-based compensation enhances the ability of management and investors evaluate our operating performance over multiple periods. Management does not use EBITDA or Adjusted EBITDA as a measure of liquidity because, among other things, they do not exclude the impact of deferred revenues associated with the amortization of product lifetime subscriptions. We do not use stock-based compensation expense in our internal measures. A limitation associated with these non-GAAP measures is that they do not include any stock-based compensation expense related to hiring, retaining, and incentivizing the Company’s workforce. EBITDA and Adjusted EBITDA are not intended to represent, and should not be considered more meaningful than, or as an alternative to, measures of operating performance as determined in accordance with GAAP.

	Three Months Ended
(Subscriptions in thousands)	April 30, 2010	Jan 31, 2010	Oct 31, 2009	July 31, 2009	April 30, 2009	Jan 31, 2009	Oct 31, 2008	July 31, 2008
TiVo-Owned Subscription Gross Additions:	33	46	34	31	37	59	44	36

Subscription Net Additions/(Losses):
TiVo-Owned	(51)	(72)	(45)	(42)	(30)	(4)	(28)	(42)
*MSOs/Broadcasters	(45)	(59)	(269)	(104)	(109)	(121)	(135)	(136)

Total Subscription Net Additions/(Losses)	(96)	(131)	(314)	(146)	(139)	(125)	(163)	(178)

Cumulative Subscriptions:
TiVo-Owned	1,414	1,465	1,537	1,582	1,624	1,654	1,658	1,686
MSOs/Broadcasters	1,095	1,140	1,199	1,468	1,572	1,681	1,802	1,937

Total Cumulative Subscriptions	2,509	2,605	2,736	3,050	3,196	3,335	3,460	3,623
Fully Amortized Active Lifetime Subscriptions	282	279	237	219	215	225	236	194
% of TiVo-Owned Cumulative Subscriptions paying recurring fees	57%	58%	58%	59%	59%	59%	60%	60%

*	MSOs/Broadcasters Subscription Net Additions/(Losses) in the third quarter ended October 31, 2009 would have been a loss of (123,000) subscriptions, excluding a one time reduction of (146,000) subscriptions associated with a subscription over-reporting error by DIRECTV.

Subscriptions. Management reviews this metric, and believes it may be useful to investors, in order to evaluate our relative position in the marketplace and to forecast future potential service revenues. The TiVo-Owned lines refer to subscriptions sold directly or indirectly by TiVo to consumers who have TiVo-enabled DVRs and for which TiVo incurs acquisition costs. The MSOs/Broadcasters lines refer to subscriptions sold to consumers by MSOs/Broadcasters such as DIRECTV, Cablevision Mexico, Seven (Australia), and Comcast for which TiVo expects to incur little or no acquisition costs. Additionally, we provide a breakdown of the percent of TiVo-Owned subscriptions for which consumers pay recurring fees, including on a monthly and a prepaid one, two, or three year basis, as opposed to a one-time prepaid product lifetime fee.

We define a “subscription” as a contract referencing a TiVo-enabled DVR for which (i) a consumer has committed to pay for the TiVo service and (ii) service is not canceled. We count product lifetime subscriptions in our subscription base until both of the following conditions are met: (i) the period we use to recognize product lifetime subscription revenues ends; and (ii) the related DVR has not made contact to the TiVo service within the prior six month period. Product lifetime subscriptions past this period which have not called into the TiVo service for six months are not counted in this total. We amortize all product lifetime subscriptions over a 60 month period. We are not aware of any uniform standards for defining subscriptions and caution that our presentation may not be consistent with that of other companies. Additionally, the subscription fees that some of our MSOs/Broadcasters pay us may be based upon a specific contractual definition of a subscriber or subscription which may not be consistent with how we define a subscription for our reporting purposes.

	Three Months Ended
(Subscriptions in thousands)	April 30, 2010	Jan 31, 2010	Oct 31, 2009	July 31, 2009	April 30, 2009	Jan 31, 2009	Oct 31, 2008	July 31, 2008
Average TiVo-Owned subscriptions	1,437	1,506	1,560	1,604	1,639	1,656	1,675	1,712
TiVo-Owned subscription cancellations	(84)	(118)	(79)	(73)	(67)	(63)	(72)	(78)

TiVo-Owned churn rate per month	-2.0%	-2.6%	-1.7%	-1.5%	-1.4%	-1.3%	-1.4%	-1.5%

TiVo-Owned Churn Rate per Month. Management reviews this metric, and believes it may be useful to investors, in order to evaluate our ability to retain existing TiVo-Owned subscriptions (including both monthly and product lifetime subscriptions) by providing services that are competitive in the market. Management believes factors such as service enhancements, service commitments, higher customer satisfaction, and improved customer support may improve this metric. Conversely, management believes factors such as increased competition, lack of competitive service features such as high definition television recording capabilities in our older model DVRs or access to certain digital television channels or MSO Video on Demand services, as well as, increased price sensitivity may cause our TiVo-Owned Churn Rate per month to increase.

We define the TiVo-Owned Churn Rate per month as the total TiVo-Owned subscription cancellations in the period divided by the Average TiVo-Owned subscriptions for the period (including both monthly and product lifetime subscriptions), which then is divided by the number of months in the period. We calculate Average TiVo-Owned subscriptions for the period by adding the average TiVo-Owned subscriptions for each month and dividing by the number of months in the period. We calculate the average TiVo-Owned subscriptions for each month by adding the beginning and ending subscriptions for the month and dividing by two. We are not aware of any uniform standards for calculating churn and caution that our presentation may not be consistent with that of other companies.

	Three Months Ended
	Apr 30, 2010	Jan 31, 2010	Oct 31, 2009	July 31, 2009	Apr 30, 2009	Jan 31, 2009	Oct 31, 2008	Jul 31, 2008
			(In thousands, except SAC)
Subscription Acquisition Costs
Sales and marketing, subscription acquisition costs	$3,191	$2,022	$1,206	$838	$982	$1,690	$2,301	$888
Hardware revenues (1)	(18,169)	(23,389)	(10,030)	(8,762)	(6,606)	(10,881)	(12,976)	(11,850)
Less: MSOs/Broadcasters-related hardware revenues	5,437	12,818	190	1,516	(27)	362	3,339	4,934
Cost of hardware revenues	19,219	27,962	14,436	12,935	10,576	15,764	16,339	15,274
Less: MSOs/Broadcasters-related cost of hardware revenues	(4,158)	(12,064)	(203)	(1,433)	(6)	(385)	(3,100)	(4,524)

Total Acquisition Costs (1)	5,520	7,349	5,599	5,094	4,919	6,550	5,903	4,722

TiVo-Owned Subscription Gross Additions	33	46	34	31	37	59	44	36
Subscription Acquisition Costs (SAC) (1)	$167	$160	$165	$164	$133	$111	$134	$131

(1)

Hardware revenues have been revised to reflect increases in net hardware revenues with a corresponding reduction in total acquisition costs, and subscription acquisition costs. These revisions are associated with immaterial errors related to over payments of revenue share during fiscal years 2010 and 2009.

Subscription Acquisition Cost or SAC. Management reviews this metric, and believes it may be useful to investors, in order to evaluate trends in the efficiency of our marketing programs and subscription acquisition strategies. We define SAC as our total TiVo-Owned acquisition costs for a given period divided by TiVo-Owned subscription gross additions for the same period. We define total acquisition costs as sales and marketing, subscription acquisition costs less net TiVo-Owned related hardware revenues (defined as TiVo-Owned related gross hardware revenues less rebates, revenue share and market development funds paid to retailers) plus TiVo-Owned related cost of hardware revenues. The sales and marketing, subscription acquisition costs line item includes advertising expenses and promotion-related expenses directly related to subscription acquisition activities, but does not include expenses related to advertising sales. We do not include third parties subscription gross additions, such as MSOs/Broadcasters’ gross additions with TiVo subscriptions, in our calculation of SAC because we typically incur limited or no acquisition costs for these new subscriptions, and so we also do not include MSOs/Broadcasters’ sales and marketing, subscription acquisition costs, hardware revenues, or cost of hardware revenues in our calculation of TiVo-Owned SAC. We are not aware of any uniform standards for calculating total acquisition costs or SAC and caution that our presentation may not be consistent with that of other companies.

	Three Months Ended
	April 30, 2010	Jan 31, 2010	Oct 31, 2009	July 31, 2009	April 30, 2009	Jan 31, 2009	Oct 31, 2008	July 31, 2008
	(In thousands, except ARPU)
TiVo-Owned Average Revenue per Subscription
Total service revenues	36,244	38,442	37,701	41,500	42,129	44,115	47,676	48,174
Less: MSOs/Broadcasters-related service revenues	(3,760)	(4,190)	(1,893)	(4,315)	(4,522)	(5,137)	(5,772)	(5,781)

TiVo-Owned-related service revenues	32,484	34,252	35,808	37,185	37,607	38,978	41,904	42,393
Average TiVo-Owned revenues per month	10,828	11,417	11,936	12,395	12,536	12,993	13,968	14,131
Average TiVo-Owned per month subscriptions	1,437	1,506	1,560	1,604	1,639	1,656	1,675	1,712

TiVo-Owned ARPU per month	$7.54	$7.58	$7.65	$7.73	$7.65	$7.85	$8.34	$8.25

	Three Months Ended
	April 30, 2010	Jan 31, 2010	Oct 31, 2009	July 31, 2009	April 30, 2009	Jan 31, 2009	Oct 31, 2008	July 31, 2008
	(In thousands, except ARPU)
MSOs/Broadcasters Average Revenue per Subscription
Total service revenues	36,244	38,442	37,701	41,500	42,129	44,115	47,676	48,174
Less: TiVo-Owned-related service revenues	(32,484)	(34,252)	(35,808)	(37,185)	(37,607)	(38,978)	(41,904)	(42,393)

*MSOs/Broadcasters-related service revenues	3,760	4,190	1,893	4,315	4,522	5,137	5,772	5,781
Average MSOs/Broadcasters revenues per month	1,253	1,397	631	1,438	1,507	1,712	1,924	1,927
Average MSOs/Broadcasters per month subscriptions	1,120	1,165	1,378	1,521	1,625	1,743	1,868	2,009

*MSOs/Broadcasters ARPU per month	$1.12	$1.20	$0.46	$0.95	$0.93	$0.98	$1.03	$0.96

*	MSOs/Broadcasters-related ARPU in the third quarter ended October 31, 2009 would have been approximately $0.88, but for the one time reduction of $1.8 million in MSOs/Broadcasters-related service revenues and the one time reduction of 146,000 subscriptions associated with the correction of a subscription over-reporting error by DIRECTV.

Average Revenue Per Subscription or ARPU. Management reviews this metric, and believes it may be useful to investors, in order to evaluate the potential of our subscription base to generate revenues from a variety of sources, including subscription fees, advertising, and audience research measurement. ARPU does not include rebates, revenue share, and other payments to channel that reduce our GAAP revenues. As a result, you should not use ARPU as a substitute for measures of financial performance calculated in accordance with GAAP. Management believes it is useful to consider this metric excluding the costs associated with rebates, revenue share, and other payments to channel because of the discretionary and varying nature of these expenses and because management believes these expenses, which are included in hardware revenues, net, are more appropriately monitored as part of SAC. We are not aware of any uniform standards for calculating ARPU and caution that our presentation may not be consistent with that of other companies.

We calculate ARPU per month for TiVo-Owned subscriptions by subtracting MSOs/Broadcaster-related service revenues (which includes MSOs/Broadcasters’ subscription service revenues and MSOs/Broadcasters’-related advertising revenues) from our total reported net service revenues and dividing the result by the number of months in the period. We then divide by Average TiVo-Owned subscriptions for the period, calculated as described above for churn rate. The above table shows this calculation.

We calculate ARPU per month for MSOs/Broadcasters’ subscriptions by first subtracting TiVo-Owned-related service revenues (which includes TiVo-Owned subscription service revenues and TiVo-Owned related advertising revenues) from our total reported service revenues. Then we divide average revenues per month for MSOs/Broadcasters’-related service revenues by the average MSOs/Broadcasters’ subscriptions for the period. The above table shows this calculation.